SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 25, 2015 (November 19, 2015)

RECON TECHNOLOGY, LTD

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34409	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1902, Building C, King Long International Mansion

No. 9 Fulin Road

Beijing, 100107

People’s Republic of China

(Address of principal executive offices and zip code)

010-84945799

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On November 19, 2015, Recon Technology, Ltd. (the “Company”) entered into a mold and software development services agreement with Bei Jing Tian Hong Tong Xin Technology Co. Ltd. (“BJTH”), a P.R. China limited liability company, pursuant to which BJTH will receive 260,185 restricted ordinary shares of the Company’s stock as payment for its services. The shares were issued pursuant to an exemption from registration under Regulation S of the Securities Act of 1933, as amended (the “Act”).

On November 19, 2015, the Company agreed to issue a total of 100,000 restricted ordinary shares of the Company’s stock to two investor relations firms in exchange for services. The shares were issued pursuant to an exemption from registration under Regulation D of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2015	RECON TECHNOLOGY, LTD

	By:	/s/ Liu Jia
	Name:	Liu Jia
	Its:	Chief Financial Officer